UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 2, 2018

(Date of earliest event reported)

Hess Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-38050	36-4777695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 McKinney Street

Houston, TX 77010

(Address of principal executive offices and zip code)

(713) 496-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2018, Stephen J.J. Letwin was appointed as a member of the board of directors (the “Board”) of Hess Midstream Partners GP LLC, the general partner of Hess Midstream Partners GP LP, the general partner of Hess Midstream Partners LP (the “Partnership”), effective immediately. Mr. Letwin was also appointed to the Audit Committee of the Board.

Mr. Letwin has over 30 years of experience in senior operating and financial roles in the midstream energy and resources sectors. Mr. Letwin has been the President and Chief Executive Officer of IAMGOLD Corporation since November 2010. Prior to joining IAMGOLD, Mr. Letwin served in senior management roles at Enbridge, Inc., from 1999 through September 2010, most recently as Executive Vice President, Gas Transportation & International, from May 2006 to September 2010, where he was responsible for Enbridge’s natural gas operations and prior to that as Managing Director of Enbridge Energy Partners. Mr. Letwin previously spent 12 years in senior management roles at TransCanada Pipelines Limited, Numac Energy Inc., and Encor Energy Partners. Mr. Letwin currently serves on the board of directors of IAMGOLD and Precision Drilling Corporation and as Chairman of the board of directors of ONEnergy Inc.

The Board has determined that Mr. Letwin is “independent” in accordance with the rules and standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission (the “SEC”). Mr. Letwin does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Letwin and any other person pursuant to which he was selected as a director.

Mr. Letwin’s compensation for service as a director will be consistent with the compensation paid to other non-employee directors of the Board as described in the Partnership’s prospectus for its initial public offering filed with the SEC on April 6, 2017, which will consist of an annual cash retainer of $65,000 and an annual equity-based award, having a value as of the grant date of approximately $65,000, in the form of phantom units with tandem distribution equivalent rights under the Partnership’s 2017 Long-Term Incentive Plan, in each case pro-rated to reflect his length of service during the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hess Midstream Partners LP

	By:	Hess Midstream Partners GP LP, its general partner

	By:	Hess Midstream Partners GP LLC, its general partner

Dated: February 2, 2018	By:	/s/ Timothy B. Goodell

Timothy B. Goodell
General Counsel and Secretary

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